SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2007

HITTITE MICROWAVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51448	04-2854672
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

20 Alpha Road, Chelmsford, Massachusetts 01824

(Address of principal executive offices) (Zip Code)

(978) 250-3343

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2007, the Compensation Committee of our Board of Directors authorized, and our Board of Directors approved and ratified, increases in the rates of salary for our executive officers for 2008 and discretionary cash bonuses for 2007. We also expect to grant discretionary restricted stock awards to our executive officers for 2007 in early 2008. The amount of these awards has not yet been determined.

In addition, we amended the terms of all our outstanding restricted stock awards, including those held by our executive officers, to provide that the restriction on transfer of any vested shares will lapse on the third anniversary of the date of grant, rather than on the fifth anniversary, as the awards originally provided.

The 2007 and 2008 salaries and discretionary cash bonuses for 2007 for each of our executive officers are as follows:

Name	Title	2007 Salary	2008 Salary	2007 Bonus
Stephen G. Daly	Chief Executive Officer	$265,000	$300,000	$75,000
William W. Boecke	Chief Financial Officer	$212,000	$220,000	$50,000
Michael J. Koechlin	Executive Vice President, Engineering	$212,000	$218,000	$30,000
Norman G. Hildreth, Jr.	Vice President, Sales and Marketing	$212,000	$220,000	$50,000
Brian J. Jablonski	Vice President, Operations	$185,000	$200,000	$30,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HITTITE MICROWAVE CORPORATION

	By:	/s/ Stephen G. Daly
Stephen G. Daly
Chief Executive Officer

Date: December 21, 2007